DRYDEN CALIFORNIA MUNICIPAL FUND
(formerly known as Prudential California Municipal Fund)
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                             October 24, 2003





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:	Dryden California Municipal Fund (the ?Fund?)
         	(formerly known as Prudential California Municipal Fund) File No.: 811-4024


Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the fiscal year ended August 31, 2003 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                                           Very truly yours,


                                                  	/s/Deborah A. Docs
                                                            Deborah A. Docs
                                                             Secretary



Enclosures




         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of October, 2003.




DRYDEN CALIFORNIA MUNICIPAL FUND
(formerly known as Prudential California Municipal Fund)






Witness:/s/Deborah A. Docs           		By:Grace C. Torres
            Deborah A. Docs			 Grace C. Torres
            Secretary				 Treasurer and Principal
          Financial and Accounting
          Officer




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